Exhibit 3.1

THIRD AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

WCI COMMUNITIES, INC.

June 8, 2012

WCI Communities, Inc. (hereinafter called the “Corporation”), a corporation organized and existing under the laws of the State of Delaware, does hereby certify as follows:

1.                                      The Corporation’s original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on June 29, 2009 under the name “WCI 2009 Corporation”. On August 26, 2009, the Corporation amended its Certificate of Incorporation to change its name to WCI Communities, Inc. On August 31, 2009, the Corporation amended and restated its Certificate of Incorporation. On March 19, 2010, the Corporation corrected, amended and restated its Certificate of Incorporation.

2.                                      The Corporation now desires to amend and restate the Amended and Restated Certificate of Incorporation of the Corporation and this Third Amended and Restated Certificate of Incorporation amends and restates the Corporation’s Amended and Restated Certificate of Incorporation in its entirety and was duly proposed by the Corporation’s Board of Directors and adopted by the Corporation’s Board of Directors and holders of the Corporation’s common stock in accordance with the Corporation’s Amended and Restated Certificate of Incorporation and Sections 242 and 245 of the General Corporation Law of the State of Delaware (the “DGCL”).

3.                                      The Third Amended and Restated Certificate of Incorporation of the Corporation, which shall be effective on the date of filing with the Secretary of State of the State of Delaware, shall read in its entirety as follows:

FIRST: The name of the Corporation is “WCI Communities, Inc.”

SECOND: The registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, Delaware 19808, and the name of the registered agent of the Corporation at such address for service of process is Corporation Service Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the DGCL. The Corporation possesses and may exercise all the powers and privileges granted or available to it under the DGCL that are incident to or necessary for the accomplishment of such purpose.

FOURTH: (1) Authorized Stock. The Corporation shall be authorized to issue two million (2,000,000) shares of capital stock, consisting of one million nine hundred eighty thousand (1,980,000) shares of Common Stock, $0.01 par value per share (the “Common Stock”), and twenty thousand (20,000) shares of Preferred Stock, $0.01 par value per share (the “Preferred Stock”). Notwithstanding any other provisions contained herein to the contrary, the Corporation shall not issue nonvoting equity securities. The prohibition on the issuance of nonvoting equity securities is included in this Third Amended and Restated Certificate of

Incorporation (this “Certificate of Incorporation”) in compliance with Section 1123(a)(6) of the Bankruptcy Code (11 U.S.C. § 1123(a)(6)).

(2)                                 Designation of Classes or Series of Capital Stock. The authorized but unissued capital stock of the Corporation may be issued from time to time in one or more classes or series. Subject to restrictions prescribed by law or by this Certificate of Incorporation, the board of directors of the Corporation (the “Board of Directors”) is hereby authorized, by resolution or resolutions, to provide for the issuance of shares of capital stock in classes or series and, by filing a certificate of designation pursuant to DGCL Section 151(g) to effect an amendment to this Certificate of Incorporation, to establish from time to time the number of shares to be included in each such class or series, and to fix the designation, powers, privileges, preferences and other rights of the shares of each such class or series and the qualifications, limitations and restrictions thereon. The authority of the Board of Directors with respect to each class or series of capital stock shall include, but not be limited to, determination of the following:

(a)                                 the designation of the class or series, including the number, letter or title thereof;

(b)                                 the number of authorized shares of the class or series, which number the Board of Directors may thereafter (except where otherwise prohibited by the terms of any class or series) increase or decrease (but not below the number of shares thereof then designated) in the manner permitted by law;

(c)                                  the rate and terms of any dividends (or method of determining the dividends) payable to the holders of the shares of such class or series, any conditions upon which such dividends shall be paid and the date or dates or the method for determining the date or dates upon which such dividends shall be payable;

(d)                                 if the shares of such class or series may be redeemed, the price or prices (or method of determining such price or prices) at which, the form of payment of such price or prices (which may be cash, property or rights, including securities of the Corporation or of another corporation or other entity) for which, the period or periods within which and the other terms and conditions upon which the shares of such class or series may be redeemed, in whole or in part, at the option of the Corporation or at the option of the holder or holders thereof or upon the happening of a specified event or events, if any, including the obligation, if any, of the Corporation to purchase or redeem shares of such class or series pursuant to a sinking fund or otherwise;

(e)                                  the amount payable out of the assets of the Corporation to the holders of shares of the class or series in the event of any Liquidation (as defined herein);

(f)                                   provisions, if any, for the conversion or exchange of the shares of such class or series, at any time or times, into shares of any other class or classes or any other series of the same class of capital stock of the Corporation or into any other security of the Corporation, and the price or prices or rate or rates of conversion or exchange and any adjustments applicable thereto, and all other terms and conditions upon which such conversion or exchange may be made;

(g)                                  restrictions on the issuance of shares of the same class or series or of any other class or series of capital stock of the Corporation, if any; and

(h)                                 the voting rights and powers, if any, of the holders of shares of the class or series.

FIFTH:                                                    POWERS, PRIVILEGES AND RIGHTS PERTAINING TO COMMON STOCK.

1.                                      Common Stock. Certain shares of Common Stock shall be designated in the following series: (i) one hundred eighty-one thousand six hundred twelve (181,612) shares of the authorized shares of Common Stock shall constitute “Series A Common Stock”, (ii) one hundred fifty-nine thousand five hundred seventy-nine (159,579) shares of the authorized shares of Common Stock shall constitute “Series B Common Stock”, (iii) one hundred thirty-three thousand three hundred eighty-three (133,383) shares of the authorized shares of Common Stock shall constitute “Series C Common Stock”, (iv) one hundred forty-three thousand one hundred eight (143,108) shares of the authorized shares of Common Stock shall constitute “Series D Common Stock”, and (v) seven hundred sixty-nine thousand two hundred thirty (769,230) shares of the authorized shares of Common Stock shall constitute “Series E Common Stock.” The Series A Common Stock, Series B Common Stock, Series C Common Stock and Series D Common Stock are referred to herein collectively as the “Designating Common Stock.” The Series E Common Stock does not constitute Designating Common Stock. All powers, privileges and rights pertaining to each share of Common Stock, whether or not designated as to series, shall be identical, except with regard to (a) the mandatory conversion of the Designating Common Stock as provided in Section 6 of this Article Fifth and (b) the right to designate directors as set forth in Article Eighth. The Series E Common Stock does not have the right to participate in the mandatory conversion provision set forth in Section 6 of this Article Fifth nor the right to designate directors as set forth in Article Eighth.

2.                                      Dividends.

(a)                                 Common Stock Dividends. Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock or any class or series of stock having a preference over or the right to participate with the Common Stock with respect to the payment of dividends, dividends may be declared and paid with respect to the Common Stock at such times and in such amounts as the Board of Directors in its discretion shall determine.

(b)                                 Series E Common Stock Dividends and Conversion into Common Stock. The holders of Series E Common Stock shall be entitled to receive, as of the record date for such dividend, at such time that the Prepetition Lender Recovery equals the full amount of the Allowed Prepetition Lender Claims, and immediately prior to payment of the dividend to the

Series B Preferred Stock pursuant to Section 3(b) of Article Seventh (the “Series B Dividend”), a dividend consisting of a number of additional shares of Common Stock that, when added to the number of Series E Common Stock that will be outstanding immediately after the Series B Dividend (as calculated on a pro-forma basis), will represent the same percentage of the outstanding Common Stock of the Company that the Series E Common Stock represented immediately prior to the payment of the Series B Dividend (the “Series E Dividend”). No fractional shares or scrip representing fractions of shares of Common Stock will be issued in connection with the payment of any Series E Dividend. Instead of any fractional interest in a share of Common Stock that would otherwise be deliverable, the Corporation will round the number of shares of Common Stock to be delivered to the holders of shares of Series E Common Stock up or down, as appropriate, to the nearer whole number of shares of Common Stock. The Corporation covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued shares, shares of Common Stock, solely for the purpose of issuing the Series E Dividend as provided in this Section 2(b). After the payment of the Series E Dividend, each outstanding share of the Series E Common Stock shall convert automatically into one share of Common Stock without any notice to or action of any party. Shares of Series E Common Stock that have been converted in accordance with this Section 2(b) may not be reissued as shares of Series E Common Stock and will (upon compliance with applicable law) be cancelled and retired and have the status of authorized and unissued shares of Common Stock undesignated as to series and may be redesignated and reissued as part of any series of Common Stock. Upon any such conversion, the number of shares of Series E Common Stock authorized pursuant to the Certificate of Incorporation will be reduced by the number of shares so converted.

3.                                      Liquidation. Upon a Liquidation (as defined below), subject to the rights, if any, of the holders of any series of Preferred Stock or any class or series of stock having a preference over or the right to participate with the Common Stock with respect to the distribution of assets of the Corporation upon such Liquidation, the holders of the Common Stock, as such, shall be entitled to receive the assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares held by them. For purposes of this Certificate of Incorporation, a “Liquidation” means (a) a liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary or (b) any sale of the Corporation (whether by way of merger, consolidation, sale of all of the outstanding capital stock (including a Drag-Along Sale, as defined in Section 10(a) of this Article Fifth) or sale of all or substantially all of the assets of the Corporation).

4.                                      Voting Rights. Subject to the provisions of the DGCL and the terms hereof with respect to the election of directors of the Corporation, the holders of shares of Common Stock shall be entitled to one vote for each such share of Common Stock upon all matters and proposals presented to the stockholders on which the holders of Common Stock are entitled to vote and the holders of Common Stock shall vote together as a single class. There shall be no cumulative voting.

5.                                      Transfer Restrictions.

(a)                                 The shares of Common Stock shall be freely transferable except as set forth in Section 5(b) of this Article Fifth and as required by applicable securities laws.

(b)                                 No holder of shares of Common Stock shall Transfer (as defined below) any such shares to any individual, corporation, limited partnership, limited liability company, trust, unincorporated association or any legal entity or organization (each a “Person”), nor shall the Corporation effect the Transfer of any shares of Common Stock to any Person, if, at the time of such Transfer, the Corporation has more than four hundred fifty (450) “holders of record” (as understood for purposes of Section 12(g) of the Securities Exchange Act of 1934, as amended, or any relevant rules promulgated thereunder (the “Exchange Act”)) of Common Stock and Preferred Stock in the aggregate, or if the Board of Directors reasonably determines that such Transfer would, if effected, result in the Corporation having more than four hundred fifty (450) holders of record of Common Stock and Preferred Stock in the aggregate. The limitations set forth in the immediately preceding sentence shall not prohibit: (1) a Transfer by a stockholder to another Person of shares of any Common Stock that, immediately prior to the Transfer, is a holder of record of shares of Common Stock, (2) a Transfer by a stockholder to the Corporation, (3) a Transfer by the Corporation of Common Stock to a Person that, immediately prior to the Transfer, is a holder of record of shares of Common Stock, (4) a Transfer of all shares of Common Stock owned by the proposed transferor to a single Person who is treated as a single record holder of Common Stock under the Exchange Act, or (5) a Transfer so long as after giving effect to such Transfer the Corporation has no more than four hundred fifty (450) holders of record of Common Stock and Preferred Stock in the aggregate. Any attempted Transfer that is prohibited by this Section shall be null and void and shall not be effective to Transfer any capital stock of the Corporation, but only to the minimum extent necessary to prevent the Transfer from being a Transfer that is prohibited by this Section. The Corporation may institute legal proceedings to force rescission of a Transfer prohibited by this Section and to seek any other remedy available to it at law, in equity or otherwise, including an injunction prohibiting any such Transfer. For purposes of this Certificate of Incorporation, “Transfer” means any direct or indirect transfer, exchange, donation, bequest, sale, assignment, mortgage, pledge, lien, option, grant of a security interest or other encumbrance or disposition of record ownership (including, without limitation, by way of merger, operation of law, pursuant to any domestic relations or other court order, whether with or without consideration and whether voluntarily or involuntarily).

(c)                                  By the fifth (5th) Business Day (as defined below) after the Corporation has more than four hundred (400) holders of record of Common Stock and Preferred Stock in the aggregate, the Corporation shall issue a press release stating the number of holders of record of Common Stock and Preferred Stock in the aggregate (the “Notice Date Press Release”). “Business Day” means any day other than a Saturday, Sunday or day on which banks located in New York, New York are authorized or required by law to close.

(d)                                 A Transfer of shares of Common Stock that is completed or attempted after the Corporation issues a Notice Date Press Release with respect to Common Stock shall be null and void and not effective unless (x) the stockholder seeking to make such ‘Transfer provides a Transfer Notice (as defined below) to the Corporation and (y) such Transfer is approved in advance by the Board of Directors in accordance with the By-Laws. No Transfer Notice is required with respect to Common Stock for Transfers that occur prior to the issuance by the Corporation of a Notice Date Press Release. “Transfer Notice” means a written notice to the Board of Directors and, if there be one in office, the Secretary of the Corporation, at least five (5) and not more than twenty (20) Business Days prior to completion of a Transfer, which notice states (i) the name, address, facsimile number and e-mail address of the transferor and the transferee, (ii) the class and number of shares of capital stock subject to the proposed Transfer and (iii) the proposed date of completion of the proposed Transfer.

(e)                                  All certificates reflecting the Corporation’s outstanding Common Stock shall bear a conspicuous legend in substantially the following form: “THE TRANSFER OF THE SECURITIES REPRESENTED HEREBY IS SUBJECT TO RESTRICTION PURSUANT TO ARTICLE FIFTH OF THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF WCI COMMUNITIES, INC., AS AMENDED AND IN EFFECT FROM TIME TO TIME, A COPY OF WHICH MAY BE OBTAINED FROM WCI COMMUNITIES, INC. UPON REQUEST.”

(f)                                   The Board of Directors shall have the power to determine, in its sole and absolute discretion, all matters related to this Section, including matters necessary or desirable to administer or to determine compliance with this Section and, absent manifest error, the determinations of the Board of Directors shall be final and binding on the Corporation and its stockholders.

6.                                      Mandatory Conversion of Designating Common Stock.

(a)                                 Upon the Transfer of a share of Designating Common Stock to any Person other than (i) to an “Affiliate” (as such term is defined in the Exchange Act) of such transferor or (ii) to another holder of such series of Designating Common Stock, such share of Designating Common Stock shall convert automatically, without any notice to or action by any party (other than the effectuation of the Transfer by the Corporation), into one share of Common Stock. The Corporation will register and give effect to any Transfer of shares of Designating Common Stock complying with the foregoing requirement (subject to compliance with any other applicable terms of this Certificate of Incorporation and applicable law).

(b)                                 Upon the earlier date (the “Cancellation Date”) to occur of (i) the Prepetition Lender Recovery (as defined in Section 8(c) of this Article Fifth) of the full amount of the Allowed Prepetition Lender Claims (as defined in the Plan of Reorganization) or (ii) a Liquidation, each share of Designating Common Stock shall convert automatically into one share of Common Stock without any notice to or action by any party.

(c)                                  If any holder of any series of Designating Common Stock, together with its Affiliates, ceases to beneficially own fifty percent (50%) or more of the shares of such series of Designating Common Stock owned as of the Effective Date (as defined in the Plan of Reorganization), then each remaining share of such series of Designating Common Stock held by such holder and its Affiliates shall convert automatically into one share of Common Stock without any notice to or action by any party.

(d)                                 Shares of any series of Designating Common Stock that have been converted in accordance with this Section 6 may not be reissued as shares of such series of Designating Common Stock and will (upon compliance with applicable law) be cancelled and retired and have the status of authorized and unissued shares of Common Stock undesignated as to series and may be redesignated and reissued as part of any series of Common Stock. Upon any such conversions, the number of shares of such series of Designating Common Stock authorized pursuant to the Certificate of Incorporation will be reduced by the number of shares so converted.

7.                                      Protective Provisions.

(a)                                 The Corporation shall not take any of the following actions without first obtaining the affirmative vote or written consent of the holders of not less than a majority of the then outstanding shares of Common Stock, voting or consenting as a single class (and without any vote by the holders of the Preferred Stock):

(i)                                             amend, waive, alter or repeal any provision of, or add any provision to, this Certificate of Incorporation, any certificate of designation of preferred stock, whether any such action shall be taken by merger, consolidation or otherwise, or modify any of the rights of any class or series of the Corporation’s capital stock, subject to the rights of holders of Common Stock and Preferred Stock with respect to any such amendment, waiver, alteration, repeal or addition as provided in this Certificate of Incorporation.

(ii)                                          redeem, retire, purchase, acquire or repurchase, directly or indirectly, through subsidiaries or otherwise, any shares of capital stock of the Corporation, other than (A) repurchases or redemptions of capital stock held by employees or directors of or consultants to, the Corporation or any subsidiary upon termination of their employment or services pursuant to the New WCI Employee Incentive Programs (as defined in the Plan of Reorganization) or repurchases or redemptions of capital stock in accordance with the terms of any similar benefit plan approved by the stockholders in accordance herewith or (B) conversions of one class of capital stock of the Corporation into another class in accordance with the terms of this Certificate of Incorporation;

(iii)                                       enter into any transaction with any Affiliates, directors, officers, and employees of the Corporation or its subsidiaries (other than (A) in the ordinary course of business on commercially reasonable terms no less favorable to the Corporation and its subsidiaries than what a third-party negotiating on an arms-length basis could reasonably expect or (B) ordinary course compensation arrangements for officers and employees approved by the Board of Directors), provided, however, that any such transaction shall require the affirmative vote of a majority of the disinterested directors of the Corporation and, if such transaction involves (x) a sale of assets of the Corporation or its subsidiaries for a purchase price in excess of $50,000,000 or (y) a sale of the Corporation, a fairness opinion from a reputable investment bank;

(iv)                                      change the nature of the primary business of the Corporation or its subsidiaries;

(v)                                         incur any indebtedness, other than (A) in connection with any refinancing of the New WCI Note Documents or the Exit Facility Documents (as such terms are defined in the Plan of Reorganization), provided that any such refinancing shall not increase the principal amount or shorten the maturity of any such indebtedness, or (B) as otherwise permitted in accordance with the New WCI Note Documents or the Exit Facility Documents, provided however, that this clause (v) shall no longer apply upon the termination of the New WCI Note Documents and the Exit Facility Documents;

(vi)                                      issue any capital stock of the Corporation, except (A) as expressly authorized or required in this Certificate of Incorporation or in the Plan of Reorganization, or (B) pursuant to the New WCI Employee Incentive Programs or any similar benefit plan approved by the stockholders in accordance herewith;

(vii)                                   enter into any transaction or series of related transactions to directly or indirectly effect the merger, sale or other disposition of all or substantially all of the capital stock or consolidated assets of the Corporation, except that any wholly-owned subsidiary of the Corporation may merge or consolidate with or into the Corporation (with the Corporation surviving) or otherwise be sold or transferred to the Corporation or another wholly-owned subsidiary of the Corporation; or

(viii)                                enter into any transaction or series of related transactions to effect, directly or indirectly, the liquidation, dissolution or winding up of the Corporation, WCI Communities, LLC or WCI Communities Management, LLC.

(b)                                 The Corporation shall not take any of the following actions without first obtaining the affirmative vote or written consent of the holders of not less than sixty six and two thirds percent (66 2/3%) of the then outstanding shares of Common Stock, voting or consenting as a single class (and without any vote by the holders of the Preferred Stock):

(i)                                             increase or decrease the number of directors constituting the Board of Directors, provided that the Board of Directors may not be increased or decreased prior to the Cancellation Date except as provided in Section 2(d) or Section 5 of Article Eighth;

(ii)                                          decrease the percentage vote required to authorize or approve any action as set forth in this Certificate of Incorporation if such required vote is greater than a majority of the holders of any class of capital stock; and

(iii)                                       any amendment to this Section 7(b).

8.                                      Information Rights.

(a)                                 So long as a holder of Common Stock continues to hold (directly or together with its Affiliates) shares representing at least one percent (1%) of the outstanding shares of Common Stock, the Corporation will furnish to such holder:

(i)                                             as soon as available, but in any event within one hundred twenty (120) days after the end of each fiscal year of the Corporation, a consolidated balance sheet of the Corporation and its subsidiaries, as determined in accordance with United States generally accepted accounting principles (“GAAP”), as at the end of such fiscal year, and the related consolidated statements of income or operations, stockholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing; and

(ii)                                          as soon as available, but in any event within sixty (60) days after the end of each of the first three fiscal quarters of each fiscal year of the Corporation, a consolidated balance sheet of the Corporation and its subsidiaries, as determined in accordance with GAAP, as at the end of such fiscal quarter, and the related consolidated statements of income or operations, stockholders’ equity and cash flows for such fiscal quarter and for the portion of the Corporation’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, certified by the chief executive officer, president, chief financial officer or treasurer of the Corporation (or any Person designated by any such officer to act on behalf of such officer), as fairly presenting the financial condition, results of operations, stockholders’ equity and cash flows of the Corporation and its subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.

(b)                                 The Corporation will make the financial information described in Section 8(a) of this Article Fifth available (i) on Intralinks or another electronic system to which each holder of Common Stock will be given access, no matter how many shares they hold, or (ii) on the Corporation’s website (which shall not be password protected or, if such website is password protected, then each holder of Common Stock will be given access to such website, no matter how many shares they hold). The Creditor Trustee (as defined in the Plan of Reorganization) will be entitled to post such financial information on a password protected website accessible to all beneficiaries of the Creditor Trust (as defined in the Plan of Reorganization).

(c)                                  Upon the written request of any holder of Common Stock or the Chinese Drywall Trustee (as defined in the Plan of Reorganization), the Corporation shall provide a calculation of the Prepetition Lender Recovery as of the last day of the immediately preceding fiscal quarter. For purposes of this Certificate of Incorporation, Prepetition Lender Recovery shall mean the sum, at any given time, of (i) the aggregate amount of principal which has been paid on the New WCI Senior Secured Term Notes (as defined in the Plan of Reorganization), (ii) the aggregate amount of principal and interest which has been paid on the New WCI Senior Secured Subordinated PIK Notes (as defined in the Plan of Reorganization) and (iii) the aggregate amount of dividends or other distributions (excluding any securities issued in connection with a stock dividend, stock split, subdivision, combination, recapitalization or similar transaction) which have been paid with respect to the shares of Common Stock issued on the Effective Date to the Prepetition Lenders (as defined in the Plan of Reorganization) (whether or not such shares are then held by the Prepetition Lenders). In the event of a Liquidation, Prepetition Lender Recovery shall include, without duplication, the cash consideration, as well as the fair market value (calculated as of the closing date of such Liquidation) of any non-cash consideration (including any indebtedness of the Corporation that is assumed by the acquirer), received by the Prepetition Lenders or their assignees, as set forth in the preceding sentence.

(d)                                 In addition to the foregoing, the holders of Common Stock and the Chinese Drywall Trustee shall be entitled to inspection rights with respect to the Corporation to the extent provided in DGCL Section 220.

9.                                      Tag-Along Rights.

(a)                                 Tag-Along Right. If one or more holders of Common Stock (the “Offering Stockholder(s)”) at any time proposes to Transfer (other than a Permitted Transfer (as defined below)), in one or a series of related transactions, twenty five (25%) or more of the outstanding shares of Common Stock in a bona fide sale to a third party purchaser (a “Tag-Along Sale”), such Offering Stockholder(s) shall deliver written notice (a “Tag-Along Notice”) thereof to the Corporation, and the Corporation will, within three (3) Business Days, forward the Tag-Along Notice to each other record holder of Common Stock; provided, however, that if such Transfer constitutes a Drag-Along Sale, then Section 10 of this Article Fifth shall apply to such Transfer without compliance with this Section 9. The Tag-Along Notice will set forth in reasonable detail the material terms and conditions of such proposed Tag-Along Sale and will include, without limitation, (i) the identity of the proposed transferee(s) (the “Buyer(s)”), (ii) the proposed purchase price per share of Common Stock and the terms and conditions of such sale, (iii) the aggregate number of shares of Common Stock proposed to be Transferred in the Tag-Along Sale and (iv) execution copies of the sale and purchase agreement and all other documents required to be executed in connection with the Tag-Along Sale by each Tag-Along Stockholder (as defined below).

For purposes of this Certificate of Incorporation, a “Permitted Transfer” means a Transfer made by a stockholder (i) to an Affiliate, (ii) if the stockholder is a trust, corporation, limited partnership, limited liability company or other entity, to its beneficiaries, stockholders, partners or members, as applicable; (iii) if such stockholder is a natural Person, by will or other instrument taking effect at death of such stockholder or by applicable laws of descent and distribution to such stockholder’s estate, executors, administrators and personal representatives, and then to such holder’s heirs, legatees or distributees; or (iv) if such stockholder is a natural Person, for nominal consideration or as a gift (A) to such stockholder’s spouse, parents, siblings or issue, or (B) to a trust or custodial account, the beneficiaries of which include only the stockholder and/or such stockholder’s spouse or issue, provided that such stockholder is trustee of the trust or custodial account and retains sole voting power or control with respect to the transferred shares of Common Stock held in trust and the trust documents provide for compliance with the provisions of this Certificate of Incorporation.

(b)                                 Exercise of Tag-Along Right; Tag-Along Sale Procedures.

(i)                                             Within ten (10) days following the date on which the Tag-Along Notice is delivered by the Corporation to the holders of Common Stock other than the Offering Stockholder(s) pursuant to Section 9(a) of this Article Fifth, each such other holder may exercise its right (the “Tag-Along Right”) to participate in the Tag-Along Sale (each such exercising stockholder, a “Tag-Along Stockholder”), on the terms and subject to the conditions set forth in the Tag-Along Notice and this Section 9 of Article Fifth by delivering written notice (a “Tag-Along Response Notice”) of such election to the Offering Stockholder(s) and the Corporation.

(ii)                                          If a Tag-Along Stockholder delivers a timely Tag-Along Response Notice, the Tag-Along Stockholder will be permitted to sell to the Buyer(s) in the Tag-Along Sale such Tag-Along Stockholder’s Tag-Along Percentage (as defined below) of the aggregate number of shares of Common Stock proposed to be Transferred to the Buyer(s) in the Tag-Along Sale, and

the number of shares of Common Stock that the Offering Stockholder(s) shall be entitled to Transfer in the Tag-Along Sale shall be correspondingly reduced so that the Tag-Along Stockholders will be able to include their respective Tag-Along Percentage. “Tag-Along Percentage” means, with respect to any Tag-Along Stockholder, a number of shares of Common Stock equal to the maximum number of shares of Common Stock proposed to be Transferred by the Offering Stockholder(s) in such Tag-Along Sale multiplied by a fraction, the numerator of which is the number of shares of Common Stock owned by the Tag-Along Stockholder immediately prior to such Transfer, and the denominator of which is the total number of shares of Common Stock owned by the Offering Stockholder(s) and all Tag-Along Stockholders immediately prior to such Transfer.

(iii)             Each Tag-Along Response Notice shall include wire transfer instructions for payment of the purchase price for the shares of Common Stock to be sold in such Tag-Along Sale. Each Tag-Along Stockholder that exercises its Tag-Along Rights hereunder shall deliver to the Offering Stockholder(s), with its Tag-Along Response Notice, (A) the certificate or certificates representing the shares of Common Stock of such Tag-Along Stockholder to be included in the Tag-Along Sale, together with a limited power of attorney authorizing the Offering Stockholder(s) to Transfer such shares of Common Stock on the terms set forth in the Tag-Along Notice, and (B) if applicable, an executed counterpart of the sale and purchase agreement and such other definitive documents distributed with the Tag-Along Notice. Such purchase agreement and any other definitive documents delivered in connection with the Tag-Along Sale may require the Tag-Along Stockholder to make such representations, warranties and covenants as are customary for transactions of the nature of the proposed Transfer to the same extent as the Offering Stockholder(s) agree(s) to make in connection with the Tag-Along Sale; provided that no Tag-Along Stockholder shall be required to provide any representations or indemnities in connection with any Tag-Along Sale other than representations and indemnities concerning such Tag-Along Stockholder’s (A) existence, authority, power and right to enter into and consummate the sale without contravention of any material laws, organizational documents and material contracts and (B) title to the shares of Common Stock to be Transferred, free and clear of any liens (except those created by this Certificate of Incorporation); provided, further, that, if the Tag-Along Stockholders are required to provide any representations or indemnities in connection with such Tag-Along Sale (other than those representations and indemnities described in the immediately preceding proviso), liability for misrepresentation or indemnity shall (as to such Tag-Along Stockholders) be expressly stated to be several but not joint and each Tag-Along Stockholder shall not be liable for more than its pro rata share (based on such Tag-Along Stockholder’s pro rata portion of the gross proceeds of the sale) of any liability for misrepresentation or indemnity. In addition, each Tag-Along Stockholder shall benefit from all of the same provisions of the definitive agreements as the Offering Stockholder(s) and shall be required to bear its or his proportionate share of any escrows, holdbacks or adjustments in purchase price. Delivery of the Tag-Along Response Notice with such certificate or certificates, limited power of attorney and, if applicable, the executed counterpart to the sale and purchase agreement and such other definitive documents shall constitute an irrevocable commitment by such Tag-Along Stockholders to participate in the Tag-Along Sale on the terms and subject to the conditions set forth in this Section 9.

(iv)             Concurrently with the consummation of the Tag-Along Sale, the Offering Stockholder(s) shall (A) notify each Tag-Along Stockholder thereof, (B) remit to each Tag-

Along Stockholder the total consideration for the shares of Common Stock of such Tag-Along Stockholder Transferred pursuant thereto, with the cash portion of the purchase price paid by wire transfer of immediately available funds in accordance with the wire transfer instructions in the applicable Tag-Along Response Notice, and (C) promptly after the consummation of such Tag-Along Sale, furnish such other evidence of the completion and the date of completion of such Transfer and the terms thereof as may be reasonably requested by each Tag-Along Stockholder (it being understood that the Offering Stockholder(s) and each Tag-Along Stockholder shall receive the same type and amount of consideration per share of Common Stock as is set forth in the Tag-Along Notice).

(v)              If at the expiration of the ten (10) day period specified in Section 9(b)(i) of this Article Fifth, any Tag-Along Stockholder shall not have elected to participate in the Tag-Along Sale, such Tag-Along Stockholder shall be deemed to have waived its rights under this Section 9 with respect to the Transfer of its shares of Common Stock pursuant to such Tag-Along Sale. The exercise or non-exercise of the Tag-Along Rights by any Tag-Along Stockholder shall not adversely affect the rights of such Tag-Along Stockholder to participate in subsequent sales by any Offering Stockholder(s) pursuant to this Section 9.

(vi)             If (A) any Tag-Along Stockholder declines to exercise its Tag-Along Rights or (B) any Tag-Along Stockholder elects to exercise its Tag-Along Rights with respect to less than such Tag-Along Stockholder’s Tag-Along Percentage, the Offering Stockholder(s) shall be entitled to Transfer in the Tag-Along Sale to the Buyer(s) a number of shares of Common Stock constituting the Tag-Along Percentage of such declining Tag-Along Stockholder or the portion of such Tag-Along Stockholder’s Tag-Along Percentage with respect to which Tag-Along Rights were not exercised.

(vii)            If, at the end of a sixty (60) day period after such delivery of a Tag-Along Response Notice (which sixty (60) day period shall be extended if any of the transactions contemplated by the Tag-Along Sale are subject to regulatory approval until the expiration of five (5) Business Days after all such approvals have been received, but in no event later than ninety (90) days following receipt of the Tag-Along Response Notice by the Offering Stockholder(s)), the Offering Stockholder(s) have not completed the Transfer of the shares of Common Stock on substantially the same terms and conditions set forth in the Tag-Along Notice, the Offering Stockholder(s) shall (A) return to each Tag-Along Stockholder the limited power-of-attorney (and all copies thereof) together with all certificates representing the shares of Common Stock that such Tag-Along Stockholder delivered for Transfer pursuant to Section 9(b)(iii) of this Article Fifth and any other documents in the possession of the Offering Stockholder(s) executed by the Tag-Along Stockholder in connection with the proposed Tag-Along Sale, and (B) not Transfer any shares of Common Stock without again complying with this Section 9.

(viii)           Notwithstanding anything to the contrary herein, subject to compliance with the provisions of this Section 9, nothing herein shall be deemed or construed to restrict the ability of the Offering Stockholder(s) to determine in their sole and absolute discretion at any time whether to consummate or decline to proceed with the Tag-Along Sale. If the Offering Stockholder(s) deliver a Tag-Along Notice, at any time before the closing of the related Tag-Along Sale, the Offering Stockholder(s) shall be entitled, in their sole and absolute discretion and whether or not any Tag-Along Stockholders have delivered a Tag-Along Response Notice, to give written notice to the Tag-Along Stockholders electing to withdraw the Tag-Along Notice and not to proceed with the proposed Tag-Along Sale. If the Offering Stockholder(s) deliver such withdrawal notice, any previously delivered Tag-Along Response Notice by any Tag-Along Stockholder and the related exercise by such Tag-Along Stockholder of its or his Tag-Along Right shall automatically be deemed to be null and void.

10.          Drag-Along Rights.

(a)           If at any time one or more holders of Common Stock holding (or acting on behalf of holders of Common Stock holding) in the aggregate sixty six and two thirds percent (66 2/3%) of the outstanding Common Stock (such holders, collectively, the “Sellers”) at any time propose to Transfer, in one or a series of related transactions, not less than all of the outstanding capital stock of the Corporation owned by the Sellers in a bona fide sale to a third party purchaser who is not an Affiliate of the Corporation or the Sellers (provided that the Corporation shall obtain an opinion from a reputable investment bank that the consideration proposed to be paid for such capital stock is fair to the Corporation and the holders of Common Stock from a financial point of view) (a “Drag-Along Sale”), then the Sellers shall, without compliance with Section 9 of this Article Fifth, be entitled to exercise the right (the “Drag-Along Right”) to require each other holder of Common Stock (the “Drag-Along Stockholders”) to Transfer at the closing of such Drag-Along Sale to the proposed transferee (the “Drag-Along Transferee”) all of the shares of Common Stock then held by every Drag-Along Stockholder for the same consideration per share and otherwise on the same terms and conditions as the Drag-Along Sale. For the avoidance of doubt, the holders of Series A Preferred Stock and Series B Preferred Stock (collectively, the “Preferred Holders”) will be entitled to a pro rata share of the proceeds of any Drag-Along Sale on account of the shares of Common Stock which would have been issued as dividends pursuant to Section 3(b) of Article Sixth and Section 3(b) of Article Seventh, respectively, if the distribution of the Drag-Along Sale proceeds would result in any of the Prepetition Lender Recovery levels set forth in Section 3(b) of Article Sixth and Section 3(b) of Article Seventh, respectively, being reached.

(b)           In order to exercise the Drag-Along Right, the Sellers shall give the Drag-Along Stockholders, the Corporation and the Preferred Holders a written notice of exercise (a “Drag-Along Notice”) not later than thirty (30) days prior to the consummation of the proposed Drag-Along Sale setting forth (i) the identity of the proposed Drag-Along Transferee, (ii) the consideration per share of Common Stock and the terms of payment of the Drag-Along Sale, (iii) the other material terms and conditions of the Drag-Along Sale and (iv) execution copies of the sale and purchase agreement and all other documents required to be executed in connection with the Drag-Along Sale by each Drag-Along Stockholder and, as applicable, each Preferred Holder. The Drag-Along Stockholders shall be obligated to participate in the Drag-Along Sale on the terms and conditions set forth in the Drag-Along Notice and tender all of their securities of the Corporation as set forth below (it being understood that each Drag-Along Stockholder and each Preferred Holder, as applicable, shall receive the same type and amount of consideration per share of Common Stock as is paid or delivered by the Drag-Along Transferee in the Drag-Along Sale to the Sellers).

(c)           A Drag-Along Notice shall lapse if for any reason (other than a breach of this Certificate of Incorporation by holders of Common Stock other than the Sellers) the Sellers do not sell their securities of the Corporation to the Drag-Along Transferee set forth in the Drag-Along Notice within one hundred twenty (120) days after the date of the Drag-Along Notice. If a Drag-Along Sale shall lapse, the Sellers must again comply with this Section 10 with respect to any subsequently proposed Drag-Along Sale.

(d)           At or prior to the closing of a Drag-Along Sale, each Drag-Along Stockholder and Preferred Holder, as applicable, shall deliver to the Seller(s), (i) wire transfer instructions for payment of the purchase price for the shares of Common Stock for which payment will be made in such Drag-Along Sale, (ii) the certificate or certificates representing the shares of Common Stock of such Drag-Along Stockholder to be included in the Drag-Along Sale, together with a limited power of attorney authorizing the Seller(s) to Transfer such shares of Common Stock of such Drag-Along Stockholder on the terms set forth in the Drag-Along Notice, and (iii) if applicable, an executed counterpart of the sale and purchase agreement and such other definitive documents distributed with the Drag-Along Notice. Such purchase agreement and any other definitive documents delivered in connection with the Drag-Along Sale may require the Drag-Along Stockholders and Preferred Holders, as applicable, to make such representations, warranties and covenants as are customary for transactions of the nature of the proposed Transfer to the same extent as the Seller(s) agree(s) to make in connection with the Drag-Along Sale; provided that no Drag-Along Stockholder or Preferred Holder, as applicable, shall be required to provide any representations or indemnities in connection with any Drag-Along Sale other than representations and indemnities concerning (A) such holder’s existence, authority, power and right to enter into and consummate the sale without contravention of any material laws, organizational documents and material contracts and (B) in the case of Drag-Along Stockholders, title to the shares of Common Stock to be Transferred, free and clear of any liens (except those created by this Certificate of Incorporation); provided, further, that, if the Drag-Along Stockholders or Preferred Holders, as applicable, are required to provide any representations or indemnities in connection with such Drag-Along Sale (other than those representations and indemnities described in the immediately preceding proviso), liability for misrepresentation or indemnity shall (as to such Drag-Along Stockholders or Preferred Holders, as applicable) be expressly stated to be several but not joint and each Drag-Along Stockholder and Preferred Holder, as applicable, shall not be liable for more than its pro rata share (based on such holder’s pro rata portion of the gross proceeds of the Drag-Along Sale) of any liability for misrepresentation or indemnity. In addition, each Drag-Along Stockholder and Preferred Holder, as applicable, shall benefit from all of the same provisions of the definitive agreements as the Seller(s) and shall be required to bear its or his proportionate share of any escrows, holdbacks or adjustments in purchase price.

(e)           Concurrently with the consummation of the Drag-Along Sale, the Seller(s) shall (i) notify each Drag-Along Stockholder and each Preferred Holder thereof, (ii) remit to each Drag-Along Stockholder and each Preferred Holder, as applicable, the total consideration payable to such holder in connection with the Drag-Along Sale, with the cash portion of the purchase price paid by wire transfer of immediately available funds in accordance with the wire transfer instructions provided by each such holder, and (iii) promptly after the consummation of such Drag-Along Sale, furnish such other evidence of the completion and the date of completion of the Drag-Along Sale and the terms thereof as may be reasonably requested by each such holder (it being understood that the Seller(s) and each Drag-Along Stockholder and Preferred Holder, as applicable, shall receive the same type and amount of consideration per share of Common Stock as is set forth in the Drag-Along Notice).

(f)            Each Drag-Along Stockholder and Preferred Holder, as applicable, does hereby waive, and shall refrain from exercising any dissenters’ rights or rights of appraisal under applicable law with respect to any valid Drag-Along Sale and no Drag-Along Stockholder or Preferred Holder, as applicable, shall bring any claim or action seeking to enjoin any Drag-Along Sale or seeking damages in respect of any such Drag-Along Sale. The Drag-Along Stockholders shall vote in favor of, and such Drag-Along Stockholder and the Preferred Holders, as applicable, shall execute and deliver any documents relating to, the Drag-Along Sale.

(g)           Notwithstanding anything to the contrary herein, subject to compliance with the provisions of this Section 10, nothing herein shall be deemed or construed to restrict the ability of the Seller(s) to determine in their sole and absolute discretion at any time whether to consummate or decline to proceed with the Drag-Along Sale. If the Seller(s) deliver a Drag-Along Notice, at any time before the closing of the related Drag-Along Sale, the Seller(s) shall be entitled, in their sole and absolute discretion, to give written notice to the Drag-Along Stockholders and the Preferred Holders of the Sellers’ election to withdraw the Drag-Along Notice and not to proceed with the proposed Drag-Along Sale. If the Seller(s) deliver such withdrawal notice, any previously delivered Drag-Along Response Notice shall automatically be deemed to be null and void, and any documentation delivered by any Drag-Along Stockholder or Preferred Holder in connection such withdrawn Drag-Along Sale will be returned to such holder.

11.          Preemptive Rights.

(a)           Subject to Section 7(a)(vi) of Article Fifth, if the Corporation authorizes or proposes to authorize the issuance or sale of any additional shares of Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock (collectively, “Participation Securities”) at any time, the Corporation shall give written notice thereof (a “Participation Notice”) to each holder of Common Stock at least five (5) Business Days prior to the proposed issuance or authorization. The Participation Notice shall specify: (i) the number of Participation Securities that the Corporation proposes to issue or sell; (ii) the rights and preferences of such Participation Securities; (iii) the Person(s) to whom such Participation Securities are to be issued or sold; (iv) the price (before any commission or discount) at which such Participation Securities are proposed to be issued or sold (or, in the case of an underwritten or privately placed offering in which the price is not known at the time the Participation Notice is given, the method of determining such price and an estimate thereof), and (v) the other material terms and conditions upon which the Corporation intends to issue or sell the Participation Securities. Following delivery by the Corporation of a Participation Notice, the Corporation shall provide such additional information as the holders of Common Stock receiving such Participation Notice may reasonably request, at the expense of such holders, in order to evaluate the proposed sale of the Participation Securities.

(b)           Each holder of Common Stock shall have a period of five (5) days (the “Participation Period”) after the receipt of the Participation Notice within which to notify the Corporation in writing (the “Participation Exercise Notice”) that such holder wishes to acquire up to its Pro Rata Portion (as defined below) of the Participation Securities, as such Stockholder so notifies in accordance with this Certificate of Incorporation, at the price and upon the terms and conditions set forth in the Participation Notice (each such electing stockholder, a “Participating Stockholder”), and such Participation Exercise Notice shall constitute an irrevocable commitment by such holder to purchase such number of Participation Securities set forth therein on the terms and subject to the conditions set forth in this Section 11. “Pro Rata Portion” means, with respect to any Participating Stockholder, a number of Participation Securities, expressed as a percentage, equal to the maximum number of Participation Securities proposed to be issued or sold by the Corporation multiplied by a fraction, the numerator of which is the number of shares of Common Stock owned by the Participating Stockholder, and the denominator of which is the total number of outstanding shares of Common Stock (calculated immediately before giving effect to the proposed issuance or sale).

(c)           The purchase of, or subscription for, Participation Securities by the Participating Stockholders shall be at the same price (or, if applicable, the estimated price) and on the same terms and conditions, including the date of sale or issuance, as are applicable to the proposed issuance or sale by the Corporation of the Participation Securities to other Persons. The closing of the purchase of Participation Securities shall take place at the principal offices of the Corporation, or at the same place as the closing of the proposed issuance or sale by the Corporation of the Participation Securities to other Persons if not at the principal offices of the Corporation. At the closing, the purchase price for the Participation Securities shall be paid by the purchaser(s) to the Corporation against delivery by the Corporation to the purchaser(s) of the certificates evidencing the Participation Securities to be issued, free and clear of all liens, encumbrances, security interests, adverse claims or other restrictions (other than those created by this Certificate of Incorporation), and each Participating Stockholder exercising its preemptive rights pursuant to this Section 11 shall execute and deliver such documents as shall be reasonably requested by the Corporation.

(d)           If: (i) the Participation Period shall have expired and any portion of the offered Participation Securities shall not have been accepted by any of the holders of Common Stock: or (ii) at the scheduled closing of the offered Participation Securities to all or any of the Participating Stockholders pursuant to this Section 11, any of such Participating Stockholders fails to or is unable to consummate the acquisition of the Participation Securities as provided in its Participation Exercise Notice, then the Corporation shall be free to consummate the issuance or sale of the unpurchased Participating Securities to the Person(s) named in the Participation Notice; provided that such issuance or sale is consummated within sixty (60) days following the expiration of the Participation Period at a price equal to or greater than the price set forth in the Participation Notice and on terms and conditions no less favorable to the Corporation in any material respect than are set forth in the Participation Notice. If, at the end of such 60-day period, the Corporation has not completed the sale or issuance of any such Participation Securities in accordance with the terms provided in the Participation Notice, the Corporation shall not be obligated to comply with the provisions of this Section 11 again with respect to any proposed sale or issuance of such unpurchased Participation Securities. If the Participating Stockholders fail to or are unable to consummate the acquisition of all of the Participation Securities, then the Corporation shall be free to consummate the issuance or sale of the unpurchased Participation Securities to other persons or entities selected by the Board of Directors on the same terms.

(e)           The preemptive rights provided by this Section 11 shall not be available to holders of Common Stock with respect to any issuances by the Corporation of (i) securities issued in connection with a pro rata stock dividend, stock split, subdivision, combination, recapitalization or similar transaction, (ii) securities issued upon exercise, conversion or exchange of any security of the Corporation, (iii) securities issued to employees or directors of, and consultants to, the Corporation and its subsidiaries in connection with the New WCI Employee Incentive Programs or any similar benefit plan approved by the stockholders in accordance with Section 7 of this Article Fifth, (iv) securities issued to the public in connection with a public offering by the Corporation or in connection with the issuance or exercise of warrants or shares granted to underwriters in connection with a public offering, (v) securities issued to independent third parties in connection with corporate or strategic partnerships, joint ventures or alliances involving the Corporation and/or its subsidiaries, (vi) securities issued to lenders who are independent third parties in loan transactions approved by the Board of Directors and, if required pursuant to Section 7 of this Article Fifth, approved by the holders of Common Stock, (vii) securities issued to independent third parties in connection with acquisitions approved by the Board of Directors and, if required pursuant to Section 7 of this Article Fifth, approved by the holders of Common Stock, (viii) securities issued to subsidiaries of the Corporation, (ix) securities issued in connection with a shareholder rights plan/poison pill that has been approved by the Board of Directors, or (x) securities issued as Common Stock dividends to the holders of Series A Preferred Stock and Series B Preferred Stock pursuant to Section 3(b) of Article Sixth and Section 3(b) of Article Seventh, respectively. For the avoidance of doubt, holders of Common Stock issued pursuant to any of the issuances described in clauses (i) through (x) of this Section 11(e), when and if such shares are issued, shall be entitled to the preemptive rights provided by this Section 11 with respect to such shares of Common Stock.

12.          Piggyback Registration Rights.

(a)           Piggyback Registration. If at any time or from time to time the Corporation shall determine to register any of its equity securities for its own account (other than in a registration relating solely to employee benefit plans, or a registration on Form S-4 or S-8 (or such other similar successor forms then in effect under the Securities Act of 1933, as amended (the “Securities Act”)), the Corporation will (i) promptly (but in no event less than fifteen (15) days before the anticipated date of the initial filing of a registration statement) give to each holder of Common Stock written notice thereof, and (ii) include in such registration (and any related qualification under state securities laws or other compliance), and in any underwriting involved therein, all the shares of Common Stock (for purposes of this Section 12, “Registrable Securities”) specified in a written request or requests made within ten (10) days after receipt of such written notice from the Corporation by any holders of Common Stock, except as set forth in Section 12(b) below.

(b)           Underwriting. If the registration of which the Corporation gives notice is for a registered public offering involving an underwriting, the Corporation shall so advise the holders of Common Stock as a part of the written notice given pursuant to Section 12(a). In such event the right of any holder of Common Stock to registration pursuant to this Section 12 shall be conditioned upon such holder’s participation in such underwriting and the inclusion of such holder’s Registrable Securities in the underwriting to the extent provided herein. All holders of

Common Stock proposing to distribute their Registrable Securities through such underwriting, together with the Corporation and the other parties distributing their securities through such underwriting, shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Corporation. Notwithstanding any other provision of this Section 12, if the underwriters shall advise the Corporation that marketing factors (including, without limitation, an adverse effect on the per share offering price) require a limitation of the number of shares to be underwritten, then the Corporation may limit the number of Registrable Securities to be included in the registration and underwriting, subject to the terms of this Section 12. The Corporation shall so advise all holders of Registrable Securities that have requested to participate in such offering, and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated in the following manner: first, to the Corporation and second, to the holders of Common Stock on a pro rata basis based on the total number of Registrable Securities to be included in such registration by each such holder. For the avoidance of doubt, nothing in this Section 12(b) is intended to diminish the number of securities to be included by the Corporation in the underwriting.

(c)           Right to Terminate Registration. The Corporation shall have the right to terminate or withdraw any registration initiated by it under this Section 12 prior to the effectiveness of such registration whether or not any holder of Common Stock has elected to include securities in such registration.

(d)           Expenses of Registration. All registration expenses (including, without limitation, (i) all Securities and Exchange Commission (“SEC”) or stock exchange registration and filing fees, (ii) all fees and expenses of complying with securities or blue sky laws, (iii) all fees and expenses related to the listing of the Registrable Securities on any securities exchange and all rating agency fees, (iv) the fees and disbursements of counsel for the Corporation and of its independent public accountants, including the expenses of any special audits and/or comfort letters required by or incident to such performance and compliance, and the fees and disbursements of one (1) counsel for all holders of Common Stock participating in any registration (which counsel shall be designated by a majority of such holders of Common Stock), and (v) all printing, messenger and delivery expenses) incurred in connection with all registrations effected pursuant to this Section 12, shall be borne by the Corporation; provided, however, that the Corporation shall not be required to pay underwriters’ discounts or selling commissions relating to Registrable Securities; provided, further, that in no event shall the Corporation be responsible for fees and expenses of any holders of Common Stock participating in a registration to the extent such fees and expenses are incurred with respect to such holder’s role as an underwriter in connection with such registration.

(e)           Obligations of the Corporation. Whenever required under this Section 12 to effect the registration of any Registrable Securities, the Corporation shall use its commercially reasonable efforts to:

(i)             prepare and file with the SEC a registration statement with respect to such Registrable Securities (a “Registration Statement”) and use its commercially reasonable efforts to cause such Registration Statement to become effective, and keep such Registration Statement effective for (A) the lesser of one hundred eighty (180) days or until the holders of Common

Stock have completed the distribution relating thereto or (B) for such longer period as may be prescribed herein;

(ii)            prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement in accordance with the intended methods of disposition by sellers thereof set forth in such Registration Statement;

(iii)           permit any holder of Common Stock that (in the good faith reasonable judgment of such holder) might be deemed to be a controlling person of the Corporation to participate in good faith in the preparation of such Registration Statement and to cooperate in good faith to include therein material, furnished to the Corporation in writing, that in the reasonable judgment of such Stockholder and its counsel should be included;

(iv)           furnish to the holders of Common Stock, at the expense of such holders, such numbers of copies of a prospectus, including all exhibits thereto and documents incorporated by reference therein and a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

(v)            in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering;

(vi)           notify each holder of Registrable Securities covered by such Registration Statement as soon as reasonably possible after notice thereof is received by the Corporation of any written comments by the SEC or any request by the SEC or any other federal or state governmental authority for amendments or supplements to such Registration Statement or such prospectus or for additional information;

(vii)          notify each holder of Registrable Securities covered by such Registration Statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(viii)         notify each holder of Registrable Securities covered by such Registration Statement as soon as reasonably practicable after notice thereof is received by the Corporation of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or any order by the SEC or any other regulatory authority preventing or suspending the use of any preliminary or final prospectus or the initiation or threatening of any proceedings for such purposes, or any notification with respect to the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(ix)           use its commercially reasonable efforts to prevent the issuance of any stop order suspending the effectiveness of any Registration Statement or of any order preventing or suspending the use of any preliminary or final prospectus and, if any such order is issued, to obtain the withdrawal of any such order as soon as practicable;

(x)            make available for inspection by each holder of Common Stock including Registrable Securities in such registration, any underwriter participating in any distribution pursuant to such registration, and any attorney, accountant or other agent retained by such holder or underwriter, all financial and other records, pertinent corporate documents and properties of the Corporation, as such parties may reasonably request, and cause the Corporation’s officers, directors and employees to supply all information reasonably requested by any such holder, underwriter, attorney, accountant or agent in connection with such Registration Statement;

(xi)           use its commercially reasonable efforts to register or qualify, and cooperate with the holders of Registrable Securities covered by such Registration Statement, the underwriters, if any, and their respective counsel, in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or “Blue Sky” or securities laws of each state and other jurisdiction of the United States as any such holder or underwriters, if any, or their respective counsel reasonably request in writing, and do any and all other things reasonably necessary or advisable to keep such registration or qualification in effect for such period as required by Section 12(e)(i), as applicable; provided that the Corporation shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or take any action which would subject it to taxation or service of process in any such jurisdiction where it is not then so subject;

(xii)          obtain for delivery to holders of Registrable Securities covered by such Registration Statement and to the underwriters, if any, an opinion or opinions from counsel for the Corporation, dated the effective date of the Registration Statement or, in the event of an underwritten offering, the date of the closing under the underwriting agreement, in customary form, scope and substance, which opinions shall be reasonably satisfactory to such holders or underwriters, as the case may be, and their respective counsel;

(xiii)         in the case of an underwritten offering, obtain for delivery to the Corporation and the underwriters, with copies to the holders of Registrable Securities included in such Registration, a cold comfort letter from the Corporation’s independent certified public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the managing underwriter or underwriters reasonably request, dated the date of execution of the underwriting agreement and brought down to the closing under the underwriting agreement;

(xiv)        use its commercially reasonable efforts to list the Registrable Securities covered by such Registration Statement with the securities exchange or automated quotation system on which the Common Stock is then listed;

(xv)         provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by the applicable Registration Statement from and after a date not later than the effective date of such Registration Statement;

(xvi)                               cooperate with the holders of Registrable Securities in such registration and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, such certificates to be in such denominations and registered in such names as such Stockholders or the managing underwriters may request at least two (2) Business Days prior to any sale of Registrable Securities; and

(xvii)                            in the case of an underwritten offering, cause the senior executive officers of the Corporation to participate in the customary “road show” presentations that may be reasonably requested by the underwriters and otherwise to facilitate, cooperate with and participate in each proposed offering contemplated herein and customary selling efforts related thereto.

(f)                                   Indemnification.

(i)                                     The Corporation will, and docs hereby undertake to, indemnify and hold harmless each holder of Registrable Securities and each of the officers, directors, employees, partners, stockholders, Affiliates and agents of the holders of Registrable Securities and each Person, if any, who controls such holder, within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, with respect to any registration, qualification or compliance effected pursuant to this Section 12, and each underwriter, if any, and each Person who controls any underwriter, of the Registrable Securities held by or issuable to such Stockholder, against all claims, losses, damages and liabilities (or actions in respect thereto) to which they may become subject under the Securities Act, the Exchange Act, or other federal or state law arising out of or based on (A) any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular, free writing prospectus or other similar document (including any related Registration Statement, notification, or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, (B) any violation or alleged violation by the Corporation of any federal, state or common law rule or regulation applicable to the Corporation in connection with any such registration, qualification or compliance, or (C) any failure to register or qualify Registrable Securities in any state where the Corporation or its agents have affirmatively undertaken or agreed in writing that the Corporation (the undertaking of any underwriter being attributed to the Corporation) will undertake such registration or qualification on behalf of the holders of such Registrable Securities (provided that in such instance the Corporation shall not be so liable if it has undertaken its commercially reasonable efforts to so register or qualify such Registrable Securities) and will reimburse, as incurred, each such holder of Registrable Securities, each such underwriter and each such director, officer, partner, agent and controlling person, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided that the Corporation will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission made in reliance and in conformity with written information furnished to the Corporation by or on behalf of such holder of Registrable Securities or underwriter expressly for use therein.

(ii)                                  Each holder of Registrable Securities (if Registrable Securities held by or issuable to such holder are included in such registration, qualification or compliance pursuant to this Section 12) does hereby undertake to indemnify and hold harmless the Corporation, each of its officers, directors, employees, stockholders, Affiliates and agents and each Person, if any, who controls the Corporation within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, each underwriter, if any, and each Person who controls any underwriter, of the Corporation’s securities covered by such a Registration Statement, and each other holder of Registrable Securities, each of such other holder’s officers, directors, employees, partners, stockholders, Affiliates and agents and each Person, if any, who controls such holder of Registrable Securities within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on (A) any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular, free writing prospectus or other similar document (including any related Registration Statement, notification, or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made and (B) any violation or alleged violation by such holder of any federal, state or common law rule or regulation applicable to such holder in connection with any such registration, qualification or compliance, and will reimburse, as incurred, the Corporation, each such underwriter, each such other holder of Registrable Securities, and each such officer, director, employee, partner, stockholder, Affiliate, agent and controlling Person of the foregoing, for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) was made in such Registration Statement, prospectus, offering circular, free writing prospectus or other document, in reliance upon and in conformity with written information furnished to the Corporation by such holder of Registrable Securities expressly for use therein; provided, however, that the liability of each holder of Registrable Securities hereunder shall be limited to the net proceeds received by such holder from the sale of securities under such Registration Statement. It is understood and agreed that the indemnification obligations of each holder of Registrable Securities pursuant to any underwriting agreement entered into in connection with any Registration Statement shall be limited to the obligations contained in this Section 12.

(iii)                               Each party entitled to indemnification under this Section 12(f) (the “Indemnified Party”) shall give notice to the party required to provide such indemnification (the “Indemnifying Party”) of any claim as to which indemnification may be sought promptly after such Indemnified Party has actual knowledge thereof; provided, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 12, except to the extent that such failure to give notice materially adversely affects the Indemnifying Party in the defense of any such claim or any such litigation. In case any such claim, challenge, litigation, investigation, action or proceeding (including any governmental or regulatory investigation) (a “Proceeding”) is brought against any Indemnified Party and it notifies the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to participate therein and, to the extent that it may elect by written notice delivered to such Indemnified Party, to assume the defense thereof and retain counsel to represent the Indemnified Party and any others the Indemnifying Party may designate in such Proceeding and shall pay the reasonable fees and expenses of such counsel related to such Proceeding. In any such Proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (A) the Indemnifying Party and the Indemnified Party shall have mutually agreed in writing to the contrary, (B) the Indemnifying Party shall have failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Party as contemplated by the preceding sentence or (C) the Indemnified Party reasonably concludes, after considering the advice of counsel, that there are defenses or actions available to it which are different from, inconsistent with or in addition to those available to the Indemnifying Party which, if the Indemnifying Party and the Indemnified Party were to be represented by the same counsel, would be reasonably likely to result in a conflict of interest for such counsel or materially prejudice the prosecution of defenses or actions available to the Indemnified Party. The Indemnifying Party shall not, in connection with any Proceeding or related Proceedings, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the holders of Registrable Securities and the control persons of such holders shall be designated in writing by the holders of a majority of the Registrable Securities covered by the applicable Registration Statement and any such separate firm for the Corporation, the directors and officers of the Corporation and such control persons of the Corporation shall be designated in writing by the Corporation. The Indemnifying Party shall not be liable for any settlement of any pending or threatened Proceeding effected without its prior written consent. No Indemnifying Party shall, without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld), effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party or of any threatened Proceeding in respect of which any Indemnified Party could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

(iv)                              In order to provide for just and equitable contribution in case indemnification is prohibited or limited by law, the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and such Party’s relative intent, knowledge, access to information and opportunity to correct or prevent such actions; provided, however, that, in any case, (i) no holder of Registrable Securities will be required to contribute any amount in excess of the public offering price of all securities offered by it pursuant to such Registration Statement less all underwriting fees and discounts and (ii) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(v)                                 The indemnities provided in this Section 12 shall survive the transfer of any Registrable Securities by such holder of Registrable Securities.

(g)                                  Information by Stockholder. It shall be a condition precedent to the obligations of the Corporation to include the Registrable Securities of any selling holder of Registrable Securities in any Registration Statement that such selling holder shall take the actions described in this Section 12(g).

(i)                                     Each selling holder of Registrable Securities that has requested inclusion of its Registrable Securities in any Registration Statement shall promptly furnish to the Corporation (as a condition precedent to such holder’s participation in such registration) in writing all information required to be disclosed in order to make the information previously furnished to the Corporation by such holder, in light of the circumstances under which it was made, not misleading, any other information regarding such holder and the distribution of such Registrable Securities as may be required to be disclosed under applicable law or pursuant to SEC comments and any information otherwise reasonably requested from time to time by the Corporation, including, without limitation, (A) the then current name and address of such holder(s), (B) the aggregate number of Registrable Securities requested to be registered, (C) the total number of Registrable Securities then held by such holder(s) and (D) the intended means of distribution.

(ii)                                  Each selling holder of Registrable Securities shall promptly (A) following its actual knowledge thereof, notify the Corporation of the occurrence of any event that makes any statement made in a Registration Statement, prospectus, offering circular, free writing prospectus or other document regarding such selling holder untrue in any material respect or that requires the making of any changes in a Registration Statement, prospectus, offering circular, free writing prospectus or other document so that, in such regard, it shall not contain any untrue statement of a material fact or omit any material fact required to be stated therein or necessary to make the statements (in the case of a prospectus or free writing prospectus, in light of the circumstances under which they were made), not misleading and (B) in connection with providing such notice, provide the Corporation with such information in its possession as may be required to enable the Corporation to prepare a supplement or post-effective amendment to any such Registration Statement, prospectus, offering circular, free writing prospectus or other document.

(iii)                               Each selling holder of Registrable Securities agrees that, upon receipt of any notice from the Corporation of the occurrence of any event of the type described in Sections 12(e)(vi), (vii) or (viii) of this Article Fifth (each, a “Suspension Event”), such holder will discontinue disposition of Registrable Securities covered by a Registration Statement, prospectus, offering circular, free writing prospectus or other document and suspend use of such prospectus, offering circular, free writing prospectus or other document until such holder’s receipt of the copies of the supplemented or amended Registration Statement (which such holder has been advised by the Corporation has become effective), prospectus, offering circular, free writing prospectus or other document or until it is advised by the Corporation that the use of the applicable prospectus, offering circular, free writing prospectus or other document may be resumed.

(h)                                 Delay of Registration. No holder of Common Stock shall have any right to obtain, and hereby waives any right to seek, an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 12.

(i)                                     Rule 144 Reporting. With a view to making available to the holders of Common Stock the benefits of certain rules and regulations of the SEC that may permit the sale of the Registrable Securities to the public without registration, the Corporation, following an initial public offering, agrees to use its commercially reasonable efforts to:

(i)                                     make and keep current public information available, within the meaning of Rule 144 (or any similar or analogous rule) promulgated under the Securities Act, at all times after it has become subject to the reporting requirements of the Exchange Act;

(ii)                                  file with the SEC, in a timely manner, all reports and other documents required of the Corporation under the Securities Act and Exchange Act (after it has become subject to such reporting requirements); and

(iii)                               so long as a holder of Common Stock owns any Registrable Securities, furnish to such holder, at such holder’s expense, forthwith upon request a written statement by the Corporation as to its compliance with the reporting requirements of said Rule 144 (at any time commencing ninety (90) days after the effective date of the first registration filed by the Corporation for an offering of its securities to the general public), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Corporation; and such other reports and documents as a holder of Common Stock may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

(j)                                    “Market Stand Off” Agreement. Each holder of Common Stock hereby agrees that during (i) such period following the effective date (which period shall in no event exceed one hundred eighty (180) days, subject to any extension pursuant to the exercise of any “green shoe” option) of a Registration Statement of the Corporation filed in connection with an initial public offering as the holders of Common Stock may agree to with the underwriter or underwriters of such underwritten offering and (ii) with respect to underwritten offerings only, such period (which period shall in no event exceed ninety (90) days, subject to any extension pursuant to the exercise of any “green shoe” option) following the effective date of a registration statement of the Corporation filed under the Securities Act subsequent to an initial public offering as the holders of Common Stock may agree to with the underwriter or underwriters of such underwritten offering, such holder or its Affiliates shall not, to the extent requested by the Corporation and any underwriter, sell, pledge, hypothecate, transfer, make any short sale of, loan, grant any option or right to purchase of, or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any shares of Common Stock held by it at any time during such period except shares of Common Stock included in such registration. Each holder of Common Stock agrees that it shall deliver to the underwriter or underwriters or any offering to which clause (i) or (ii) is applicable a customary agreement reflecting its agreement set forth in this Section 12(j).

(k)                                 Termination of Registration Rights. The rights of any particular holder of Common Stock to cause the Corporation to register securities under this Section 12 shall terminate as to any holder of Common Stock on the date such holder (together with its Affiliates), beneficially owns less than one percent (1%) of the shares of Common Stock that are outstanding at such time or such holder is able to dispose of all of its Registrable Securities in any ninety (90) day period pursuant to Rule 144 or 145 (or any similar or analogous rule) promulgated under the Securities Act.

SIXTH:                      POWERS, PRIVILEGES, PREFERENCES AND RIGHTS PERTAINING TO SERIES A PREFERRED STOCK.

1.                                      Number and Designation. Ten thousand (10,000) shares of the authorized and unissued shares of Preferred Stock shall be designated “Series A Preferred Stock” (the “Series A Preferred Stock”).

2.                                      Rank. Except as specifically provided herein, the Series A Preferred Stock shall be without preference or priority with respect to the Common Stock and the Series B Preferred Stock. The Corporation shall be permitted to issue new capital stock that is senior to or on a parity with the Series A Preferred Stock as to rights on a Liquidation and, except as specifically set forth herein, all other rights.

3.                                      Dividends.

(a)                                 General. Except to the extent expressly set forth in Section 3(b) below, no dividends shall be declared or paid, whether in cash, capital stock or other assets of the Corporation, with respect to the Series A Preferred Stock.

(b)                                 Common Stock Dividends. Each share of Series A Preferred Stock shall be entitled to receive, pro rata in proportion to the aggregate issued and outstanding Series A Preferred Stock as of the record date for such dividend, the following dividends:

(i)                                     at such time that the Prepetition Lender Recovery equals or exceeds $525,000,000, a dividend consisting of a number of additional shares of Common Stock in an amount, when combined with any shares of Common Stock issued to the Creditor Trust on the Effective Date (as adjusted for any stock splits, combinations and Common Stock dividends in connection with such shares), equal to ten percent (10%) of the shares of Common Stock issued and outstanding as of such date (excluding shares issued or reserved for issuance under the New WCI Employee Incentive Programs and shares of capital stock issued by the Corporation after the Effective Date in accordance with Section 7(a)(vi) of Article Fifth or any successor provision);

(ii)                                  at such time that the Prepetition Lender Recovery equals or exceeds $650,000,000, a dividend consisting of a number of additional shares of Common Stock in an amount, when combined with any shares of Common Stock issued to the Creditor Trust on the Effective Date or issued pursuant to Section 3(b)(i) (as adjusted for any stock splits, combinations and Common Stock dividends in connection with such shares), equal to fifteen percent (15%) of the shares of Common Stock issued and outstanding as of such date (excluding shares issued or reserved for issuance under the New WCI Employee Incentive Programs and shares of capital stock issued by the Corporation after the Effective Date in accordance with Section 7(a)(vi) of Article Fifth or any successor provision);

(iii)                               at such time that the Prepetition Lender Recovery equals or exceeds $700,000,000, a dividend consisting of a number of additional shares of Common Stock in an amount, when combined with any shares of Common Stock issued to the Creditor Trust on the Effective Date or issued pursuant to Section 3(b)(i) and (ii) (as adjusted for any stock splits, combinations and Common Stock dividends in connection with such shares) equal to twenty percent (20%) of the shares of Common Stock issued and outstanding as of such date (excluding shares issued or reserved for issuance under the New WCI Employee Incentive Programs and shares of capital stock issued by the Corporation after the Effective Date in accordance with Section 7(a)(vi) of Article Fifth or any successor provision);

(iv)                              at such time that the Prepetition Lender Recovery equals the full amount of the Allowed Prepetition Lender Claims, a dividend consisting of a number of additional shares of Common Stock in an amount, when combined with any shares of Common Stock issued to the Creditor Trust on the Effective Date or issued pursuant to Section 3(b)(i), (ii) and (iii) (as adjusted for any stock splits, combinations and Common Stock dividends in connection with such shares), equal to thirty-four percent (34%) of the shares of Common Stock issued and outstanding as of such date (after taking into account the shares of Common Stock issued or issuable to the holder of Series B Preferred Stock pursuant to Section 3(b) of Article Seventh, but excluding shares issued or reserved for issuance under the New WCI Employee Incentive Programs and shares of capital stock issued by the Corporation after the Effective Date in accordance with Section 7(a)(vi) of Article Fifth or any successor provision);

(v)                                 For the avoidance of doubt, in the event of a Liquidation, the holders of Series A Preferred Stock will be entitled to a pro rata share of the Liquidation proceeds on account of the shares of Common Stock which would have been issued as dividends pursuant to this Section 3(b) if the distribution of the Liquidation proceeds would result in any of the Prepetition Lender Recovery levels set forth in Section 3(b)(i), (ii), (iii) or (iv) being reached, and, to avoid duplication, such shares of Common Stock will never be issued to such holders of Series A Preferred Stock.

(c)                                  Holders of Record. The dividends described in Section 3(b) of this Article Sixth will be paid to the holders of record of the shares of Series A Preferred Stock as they appear at the close of business on the first date upon which the Prepetition Lender Recovery meets or exceeds the relevant threshold as set forth in Section 3(b).

(d)                                 No Fractional Shares. No fractional shares or scrip representing fractions of shares of Common Stock will be issued in connection with the payment of any dividend. Instead of any fractional interest in a share of Common Stock that would otherwise be deliverable, the Corporation will round the number of shares of Common Stock to be delivered to the holders of shares of Series A Preferred Stock up or down, as appropriate, to the nearer whole number of shares of Common Stock.

(e)                                  Reservation of Shares. The Corporation covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued shares, shares of Common

Stock, solely for the purpose of issuing dividends with respect to the Series A Preferred Stock as provided in this Section 3.

4.                                      Liquidation. In the event of any Liquidation, each holder of Series A Preferred Stock shall not be entitled to share in any distribution that may be available for the holders of Common Stock, or any other class or series of capital stock upon such Liquidation, other than as provided in Section 3(b)(v).

5.                                      Voting.

(a)                                 General Rights. The holders of Series A Preferred Stock shall have no voting rights other than those specifically set forth (i) in this Section 5 with respect to the election of directors, (ii) in Section 11 of this Article Sixth with respect to proposed amendments to this Article Sixth and (iii) in Section 5 of Article Eighth with respect to proposed amendments to the rights of the Series A Preferred Stock relating to Preferred Directors (as defined below). In such cases, the holders of shares of Series A Preferred Stock shall be entitled to one vote for each such share upon all such matters and proposals on which the holders of Series A Preferred Stock are entitled to vote. For the avoidance of doubt, holders of shares of Series A Preferred Stock will not be entitled to vote with respect to (x) any amendment of the Certificate of Incorporation except as set forth in Section 11 of this Article Sixth, or (y) any Liquidation.

(b)                                 Board of Directors.

(i)                                     At all times prior to the date on which the Prepetition Lender Recovery equals or exceeds $525,000,000, the holders of at least a majority of the outstanding shares of Series A Preferred Stock, voting together as a single class, shall be entitled to nominate and elect (and to remove and replace) a total of one (1) director to the Board of Directors.

(ii)                                  At all times after the date on which the Prepetition Lender Recovery equals or exceeds $525,000,000, the holders of at least a majority of the outstanding shares of Series A Preferred Stock, voting together as a single class, shall be entitled (A) to elect to increase the size of the Board to seven (7) directors and (B) if such election is made by the holders of Series A Preferred Stock, to nominate and elect (and to remove and replace) a total of two (2) directors to the Board of Directors.

(iii)                               At any meeting held for the purpose of electing directors, the presence in person or by proxy of the holders of a majority of the shares of Series A Preferred Stock then outstanding shall constitute a quorum of the Series A Preferred Stock for the purpose of electing directors by holders of the Series A Preferred Stock. Any director elected to the Board of Directors by the holders of Series A Preferred Stock may be removed, with or without cause, and the resulting vacancy shall be filled, only by the holders of Series A Preferred Stock. A vacancy in any directorship required to be filled by the holders of Series A Preferred Stock shall be filled only (A) by vote or written consent in lieu of a meeting of the holders of a majority of the Series A Preferred Stock, or (B) pending any vote or written consent of the holders of the Series A Preferred Stock, by the vote of any remaining director or directors elected by the holders of the Series A Preferred Stock pursuant to this Subsection 5(b).

6.                                      Conversion. The holders of shares of Series A Preferred Stock shall not have any rights to convert such shares into shares of any other class or series of any capital stock or into any other securities of, or any interest in, the Corporation.

7.                                      Transfer Restrictions.

(a)                                 The shares of Series A Preferred Stock shall be transferable except (i) as set forth in Section 7(b) of this Article Sixth, and (ii) as required by applicable securities laws.

(b)                                 No holder of shares of Series A Preferred Stock shall Transfer any such shares to any person or entity, nor shall the Corporation effect the Transfer of any shares of Series A Preferred Stock to any person or entity, if, at the time of such Transfer, the Corporation has more than four hundred fifty (450) holders of record of Common Stock and Series A Preferred Stock in the aggregate, or if the Board of Directors reasonably determines that such Transfer would, if effected, result in the Corporation having more than four hundred fifty (450) holders of record of Common Stock and Series A Preferred Stock in the aggregate. The limitations set forth in the immediately preceding sentence shall not prohibit: (1) a Transfer by a stockholder to another person or entity of shares of any Series A Preferred Stock that, immediately prior to the Transfer, is a holder of record of shares of Series A Preferred Stock, (2) a Transfer by a stockholder to the Corporation, (3) a Transfer by the Corporation of Series A Preferred Stock to a person or entity that, immediately prior to the Transfer, is a holder of record of shares of Series A Preferred Stock, (4) a Transfer of all shares of Series A Preferred Stock owned by the proposed transferor to a single person or entity who is treated as a single record holder of Series A Preferred Stock under the Exchange Act, or (5) a Transfer so long as after giving effect to such Transfer the Corporation has no more than four hundred fifty (450) holders of record of Common Stock and Series A Preferred Stock in the aggregate. Any attempted Transfer that is prohibited by this Section shall be null and void and shall not be effective to Transfer any capital stock of the Corporation, but only to the minimum extent necessary to prevent the Transfer from being a Transfer that is prohibited by this Section. The Corporation may institute legal proceedings to force rescission of a Transfer prohibited by this Section and to seek any other remedy available to it at law or otherwise, including an injunction prohibiting any such Transfer.

(c)                                  By the fifth (5th) Business Day after the Corporation has more than four hundred (400) holders of record of Common Stock and Series A Preferred Stock in the aggregate, the Corporation shall issue a Notice Date Press Release.

(d)                                 A Transfer of shares of Series A Preferred Stock that is completed or attempted after the Corporation issues a Notice Date Press Release with respect to Series A Preferred Stock shall be null and void and not effective unless (i) the stockholder seeking to make such Transfer provides a Transfer Notice to the Corporation and (ii) such Transfer is approved in advance by the Board of Directors in accordance with the By-Laws. No Transfer Notice is required with respect to Series A Preferred Stock for Transfers that occur prior to the issuance by the Corporation of a Notice Date Press Release.

(e)                                  All certificates reflecting the Corporation’s outstanding Series A Preferred Stock shall bear a conspicuous legend in substantially the following form: “THE TRANSFER OF THE SECURITIES REPRESENTED HEREBY IS SUBJECT TO RESTRICTION PURSUANT TO

ARTICLE SIXTH OF THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF WCI COMMUNITIES, INC., AS AMENDED AND IN EFFECT FROM TIME TO TIME, A COPY OF WHICH MAY BE OBTAINED FROM WCI COMMUNITIES, INC. UPON REQUEST.”

(f)                                   The Board of Directors shall have the power to determine, in its sole and absolute discretion, all matters related to this Section 7, including matters necessary or desirable to administer or to determine compliance with this Section and, absent manifest error, the determinations of the Board of Directors shall be final and binding on the Corporation and its stockholders.

8.                                      No Other Rights. The shares of Series A Preferred Stock shall not have any voting powers, preferences and relative, participating, optional or other special rights, other than those specifically set forth in this Certificate of Incorporation. The shares of Series A Preferred Stock shall have no preemptive or subscription rights.

9.                                      No Reissuance. Shares of Series A Preferred Stock that have been issued and reacquired by the Corporation in any manner, including, but not limited to, shares purchased, redeemed, converted or exchanged, may not be reissued as shares of Series A Preferred Stock and will (upon compliance with applicable law) be cancelled and retired and have the status of authorized and unissued shares of Preferred Stock undesignated as to series and may be redesignated and reissued as part of any series of Preferred Stock. Upon any such reacquisitions, the number of shares of Series A Preferred Stock authorized pursuant to the Certificate of Incorporation will be reduced by the number of shares so acquired.

10.                               Redemption. The Series A Preferred Stock shall not be redeemable by the Corporation or any other Person.

11.                               Amendment of Series A Preferred Stock Terms. Any amendment, alteration, or repeal of this Article Sixth shall require the affirmative vote or written consent of the holders of a majority of the outstanding shares of Series A Preferred Stock, voting together as a single class.

12.                               Cancellation of Series A Preferred Stock. All outstanding shares of Series A Preferred Stock shall be cancelled automatically and without any notice to or action by any party upon the Cancellation Date. In addition, effective as of the Cancellation Date and without any notice to or action by any party, this Article Sixth shall terminate, and this Article Sixth and any reference in this Certificate of Incorporation to Series A Preferred Stock shall be of no further force and effect.

SEVENTH:                                 POWERS, PRIVILEGES, PREFERENCES AND RIGHTS PERTAINING TO SERIES B PREFERRED STOCK.

1.                                      Number and Designation. One (1) share of the authorized shares of Preferred Stock shall be designated “Series B Preferred Stock” (the “Series B Preferred Stock”).

2.                                      Rank. Except as specifically provided herein, the Series B Preferred Stock shall be without preference or priority with respect to the Common Stock and the Series A Preferred Stock. The Corporation shall be permitted to issue new capital stock that is senior to or on a parity with the Series B Preferred Stock as to rights on a Liquidation and, except as specifically set forth herein, all other rights.

3.                                      Dividends.

(a)                                 General. Except as specifically set forth in Section 3(b) below, no dividends shall be declared or paid, whether in cash, capital stock or other assets of the Corporation, with respect to the Series B Preferred Stock.

(b)                                 Common Stock Dividends. The holder of Series B Preferred Stock shall be entitled to receive, upon the Prepetition Lender Recovery of the full amount of the Allowed Prepetition Lender Claims, a dividend consisting of a number of additional shares of Common Stock in an amount equal to three percent (3%) of the shares of Common Stock issued and outstanding as of such date on a fully diluted basis (after taking into account, without limitation, all shares issued or issuable pursuant to Section 7(a)(vi) of Article Fifth and Section 3(b) of Article Sixth). For the avoidance of doubt, in the event of a Liquidation, the Series B Preferred Stock will be entitled to a pro rata share of the Liquidation proceeds on account of the shares of Common Stock which would have been issued as dividends pursuant to this Section 3(b) if the distribution of the Liquidation proceeds would result in the Prepetition Lender Recovery level set forth in this Section 3(b) being reached, and, to avoid duplication, such shares of Common Stock will never be issued to such holder of Series B Preferred Stock.

(c)                                  Holder of Record. The dividends described in Section 3(b) will be paid to the holder of record of the Series B Preferred Stock.

(d)                                 No Fractional Shares. No fractional shares or scrip representing fractions of shares of Common Stock will be issued in connection with the payment of any dividend. Instead of any fractional interest in a share of Common Stock that would otherwise be deliverable, the Corporation will round the number of shares of Common Stock to be delivered to the holder of the Series B Preferred Stock up or down, as appropriate, to the nearer whole number of shares of Common Stock.

(e)                                  Reservation of Shares. The Corporation covenants that it will at all times reserve and keep available, out of the aggregate of its authorized but unissued shares, shares of Common Stock solely for the purpose of issuing dividends with respect to the Series B Preferred Stock as provided in this Section 3.

4.                                      Liquidation. In the event of a Liquidation, the holder of Series B Preferred Stock shall not be entitled to share in any distribution that may be available for the holders of Common Stock or any other class or series of capital stock upon such Liquidation, other than as provided in the last sentence of Section 3(b).

5.                                      Voting. The Series B Preferred Stock shall have no voting rights other than those specifically set forth in Section 11 of this Article Seventh with respect to proposed amendments to this Article Seventh. For the avoidance of doubt, the holder of Series B Preferred Stock will not be entitled to vote with respect to (x) any amendment of the Certificate of Incorporation except as set forth in Section 11 of this Article Seventh, or (y) any Liquidation.

6.                                      Conversion. The Series B Preferred Stock shall not have any rights to convert such share into a share of any other class or series of any capital stock or into any other security of, or any interest in, the Corporation.

7.                                      Redemption. The Series B Preferred Stock shall not be redeemable by the Corporation or any other Person.

8.                                      Transferability. The Series B Preferred Stock shall not be transferable by the holder thereof. The certificate reflecting the Corporation’s outstanding Series B Preferred Stock shall bear a conspicuous legend in substantially the following form: “THE TRANSFER OF THE SECURITIES REPRESENTED HEREBY IS PROHIBITED PURSUANT TO ARTICLE SEVENTH OF THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF WCI COMMUNITIES, INC., AS AMENDED AND IN EFFECT FROM TIME TO TIME, A COPY OF WHICH MAY BE OBTAINED FROM WCI COMMUNITIES, INC. UPON REQUEST.”

9.                                      No Other Rights. The Series B Preferred Stock shall not have any voting powers, preferences and relative, participating, optional or other special rights, other than those specifically set forth in this Certificate of Incorporation. The share of Series B Preferred Stock shall have no preemptive or subscription rights.

10.                               No Reissuance. If the Series B Preferred Stock is reacquired by the Corporation in any manner, including, but not limited to, purchased, redeemed, converted or exchanged, such share may not be reissued as Series B Preferred Stock and will (upon compliance with applicable law) be cancelled and retired and have the status of an authorized and unissued share of Preferred Stock undesignated as to series and may be redesignated and reissued as part of any series of Preferred Stock. Upon any such reacquisition, the number of shares of Series B Preferred Stock authorized pursuant to the Certificate of Incorporation will be reduced by the share so acquired.

11.                               Amendment of Series B Preferred Stock Terms. Any amendment, alteration, or repeal of this Article Seventh shall require the affirmative written consent of the holder of Series B Preferred Stock.

12.                               Cancellation of Series B Preferred Stock. The Series B Preferred Stock shall be cancelled automatically and without any notice to or action by any party on the Cancellation Date. In addition, effective as of the Cancellation Date and without any notice to or action by any party, this Article Seventh shall terminate, and this Article Seventh and any reference in this Certificate of Incorporation to Series B Preferred Stock shall be of no further force and effect.

EIGHTH.                                                                   BOARD OF DIRECTORS.

1.                                      Powers of the Board of Directors.

(a)                                 The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which shall be constituted as provided in this Certificate of Incorporation, the By-Laws and the DGCL.

(b)                                 Neither the Corporation nor its subsidiaries shall, directly or indirectly, make any sales of five (5) or more individual residential units or lots, or any other asset or assets, in one transaction or a series of related transactions, for an aggregate purchase price in excess of $5,000,000, unless such sale has been approved by the affirmative vote or written consent of the Board of Directors in accordance with the By-Laws.

2.                                      Number, Election and Term of Office.

(a)                                 During the period prior to a Board Expansion Event (as defined below), the number of directors of the Corporation shall be five (5) members. Holders of the series of Designating Common Stock are entitled to designate, elect, remove and replace four (4) of such directors and the holders of Series A Preferred Stock are entitled to designate, elect, remove and replace the remaining one (1) director as further provided in Sections 2(c) and 2(d) of this Article Eighth. During a Board Expansion Period, the number of directors shall be increased to seven (7) members, in which case the holders of Series A Preferred Stock are entitled to designate, elect, remove and replace two (2) of the seven (7) directors as described herein. Directors designated for election by the holders of Common Stock are referred to herein as “Common Directors,” and directors designated for election by the holders of Series A Preferred Stock are referred to herein as “Preferred Directors”.

(b)                                 Upon the filing of this Certificate of Incorporation with the Secretary of State of the State of Delaware, the Board of Directors shall consist of:

(i)                                             A position titled “Director A”, which position shall be initially held by Patrick Bartels;

(ii)                                          A position titled “Director B”, which position shall be initially held by Mark Porath;

(iii)                                       A position titled “Director C”, which position shall be initially held by John Peshkin;

(iv)                                      A position titled “Director D”, which position shall be initially held by Stephen Plavin; and

(v)                                         A position titled “Preferred Director A”, which position shall be initially held by Michelle MacKay.

(c)                                  Following the Effective Date, but subject to section 4 of this Article Eighth, the holders of Designating Common Stock and Series A Preferred Stock shall have the right to elect directors as follows:

(i)                                             The Series A Common Stock, by the affirmative vote or written consent of all holders of the outstanding shares of such stock, have the right to elect one (1) director for the position of Director A;

(ii)                                          The Series B Common Stock, by the affirmative vote or written consent of all holders of the outstanding shares of such stock, have the right to elect one (1) director for the position of Director B;

(iii)                                       The Series C Common Stock, by the affirmative vote or written consent of all holders of the outstanding shares of such stock, have the right to elect one (1) director for the position of Director C;

(iv)                                      The Series D common Stock, by the affirmative vote or written consent of all holders of the outstanding shares of such stock, have the right to elect one (1) director for the position of Director D;

(v)                                         The Series A Preferred Stock, by the affirmative vote or written consent of holders of a majority of the outstanding shares of such stock, have the right to elect one (1) director for the position of Preferred Director A, provided, however, that during a Board Expansion Period, the Series A Preferred Stock, by the affirmative vote or written consent of holders of a majority of the outstanding shares of such stock have the right to elect two (2) directors, one (1) of which shall hold the position of Preferred Director A and the other shall hold a director position created upon a Board Expansion Event pursuant to Section 2(d) of this Article Eighth;

(vi)                                      During a Board Expansion Period, the Common Stock voting in accordance with the By-Laws of the Corporation, have the right to elect one (1) director to a director position upon a Board Expansion Event pursuant to Section 2(d) of this Article Eighth.

(d)                                 Upon a Board Expansion Event, the holders of Series A Preferred Stock may elect to increase the size of the Board of Directors by two (2) additional directors (the “Additional Directors”) from five (5) to seven (7) directors. If the holders of Series A Preferred Stock elect to increase the size of the Board of Directors, then one of the Additional Directors shall be elected by the holders of the Common Stock voting as a class, and the other Additional Director shall be elected by the holders of the Series A Preferred Stock. Upon the occurrence of a Board Expansion Event, the Board of Directors shall take such action as may be necessary to convene a special meeting (or solicit written consents) of the stockholders of the Corporation no later than sixty (60) days following the occurrence of the Board Expansion Event, for the purpose of electing one Common Director and one additional Preferred Director to fill the two vacancies on the Board of Directors resulting from the occurrence of such Board Expansion Event; provided, further, that if at the time of any Board Expansion Event, an annual meeting of stockholders of the Corporation (each, an “Annual Meeting”) is scheduled for a date not more than ninety (90) days and not less than thirty (30) days following such Board Expansion Event, then the Board of Directors need not convene any special meeting of the stockholders and the election of the additional directors will be added to the agenda for such previously scheduled Annual Meeting and will be submitted to a vote of stockholders at the previously scheduled Annual Meeting.

(e)                                  Common Directors and Preferred Directors shall be elected at each Annual Meeting, with each director to hold office until his or her successor shall have been duly elected and qualified.

(f)                                   Any vacancy (including, but not limited to, vacancies due to resignation, removal, death or incapacitation) in the office of any Common Director shall be filled only by the affirmative vote of the holders of the series of Common Stock responsible for replacing such director in an accordance with Section 2(c) of this Article Eighth, and, with regard to an additional Common Director added upon the occurrence of a Board Expansion Event, only by vote of the holders of Common Stock in accordance with the By-Laws. Any vacancy (including, but not limited to, vacancies due to resignation, removal, death or incapacitation) in the office of any Preferred Director shall be filled only by the majority vote of the holders of Series A Preferred Stock. Any Common Director or Preferred Director, respectively, elected to fill a vacancy (including any vacancy created by any removal, death or resignation of any director or for any other reason) pursuant to this Section 2(f) shall hold office for a term that shall coincide with the remaining term of the replaced Common Director and Preferred Director, respectively.

(g)                                  If any holder of any series of Designating Common Stock, together with its Affiliates, ceases to beneficially own fifty percent (50%) or more of the shares of such series of Designating Common Stock owned as of the Effective Date, then (i) such holder’s right to elect, replace and remove a Common Director shall vest in the other holder(s) of such series of Designating Common Stock, if any, with whom such holder of Designating Common Stock may jointly elect, remove and replace a Common Director as provided in Section 2(c) of this Article Eighth; else, such Common Director will be subsequently nominated, elected, removed and replaced in accordance-with the By-Laws of the Corporation, and (ii) each remaining share of such series of Designating Common Stock held by such holder and its Affiliates shall convert automatically into one share of Common Stock in accordance with Section 6(c) of Article Fifth.

(h)                                 A “Board Expansion Event” shall have occurred when the Prepetition Lender Recovery equals or exceeds $525,000,000 and the holders of a majority of the outstanding shares of Series A Preferred Stock deliver a written election to the Board of Directors to increase the Board of Directors to seven (7) members in accordance with Section 5(b)(ii) of Article Sixth. Any period following the occurrence of a Board Expansion Event during which Series A Preferred Stock continues to be outstanding shall be referred to as a “Board Expansion Period’’.

3.                                      Removal. A Common Director may be removed from office at any time, with or without cause, only by the affirmative vote of the holders of the series of Common Stock having the right to designate such Common Director pursuant to Section 2(c) of Article Eighth and, with regard to the Additional Director (if any) that is a Common Director, by a vote of the outstanding Common Stock in accordance with the By-Laws of the Corporation. To the extent that a Designating Common Stock holder’s right to replace and remove a Common Director has vested in another in accordance with Section 2(g), such Designating Common Stock holder shall not be entitled to vote for purposes of removing a Common Director. A Preferred Director may be removed from office at any time, with or without cause, only by the affirmative vote of the holders of a majority of the Series A Preferred Stock then outstanding.

4.                                      Termination of Director Designation Rights. Notwithstanding anything herein to the contrary, the special rights of the holders of Designating Common Stock and the holders of Series A Preferred Stock to designate, elect, remove and replace directors in accordance with this Article Eighth shall terminate on the Cancellation Date.

5.                                      Amendments to Article Eighth. This Article Eighth shall not be amended, altered or repealed without the affirmative vote or written consent of the holders of not less than (i) sixty six and two thirds percent (66 2/3%) of the then outstanding shares of Common Stock and (ii) a majority of the then outstanding shares of Series A Preferred Stock, each voting or consenting as a single class; provided, however, that the rights of any series of the Designating Common Stock to designate, elect, remove and replace a Common Director pursuant to this Article Eighth shall not be amended, altered or repealed without the affirmative vote or written consent of all of the holders of the series of Designating Common Stock with respect to which such rights are proposed to be amended, altered or repealed.

NINTH.                                                                           Unless and to the extent that the By-Laws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

TENTH.                                                                       Indemnification; Advancement of Expenses; Insurance.

(a)                                 To the fullest extent permitted by Section 145 of the DGCL, the Corporation shall indemnify any person (and such person’s heirs, executors or administrators) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (brought in the right of the corporation or otherwise), whether civil, criminal, administrative or investigative, and whether formal or informal, including appeals, by reason of the fact that such person is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, limited liability company or other enterprise, for and against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person or such heirs, executors or administrators in connection with such action, suit or proceeding, including appeals, provided, however, that the Corporation shall not indemnify any such person with respect to any action, suit or proceeding commenced or threatened by such person.

(b)                                 The Corporation shall promptly pay any reasonable expenses incurred by any person entitled to indemnification pursuant to subsection (a) of this Article Tenth, in defending any action, suit or proceeding in advance of the final disposition of such action, suit or proceeding, including appeals, upon presentation of appropriate documentation.

(c)                                  The Corporation may purchase and maintain insurance, on behalf of any person described in subsection (a) of this Article Tenth against any liability asserted against such person, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article Tenth or otherwise.

(d)                                 The provisions of this Article Tenth shall be applicable to all actions, claims, suits or proceedings made or commenced after the adoption hereof, whether arising from acts or omissions to act occurring before or after its adoption. The provisions of this Article Tenth shall be deemed to be a contract between the Corporation and each director or officer who serves in the relevant capacity while this Article Tenth and the relevant provisions of the DGCL and other applicable law, if any, are in effect, and any repeal or modification hereof shall not affect any rights or obligations then existing with respect to any state of facts or any action, suit or proceeding then or theretofore existing, or any action, suit or proceeding thereafter brought or threatened based in whole or in part on any such state of facts. If any provision of this Article Tenth shall be found to be invalid or limited in application by reason of any law or regulation, it shall not affect the validity of the remaining provisions hereof. The rights of indemnification provided in this Article Tenth shall neither be exclusive of nor be deemed in limitation of, any rights to which an officer, director, employee or agent may otherwise be entitled or permitted by contract, this Certificate of Incorporation, vote of stockholders or directors or otherwise, or as a matter of law, both as to actions in such person’s official capacity and actions in any other capacity while holding such office, it being the policy of the Corporation that indemnification of any person whom the Corporation is obligated to indemnify pursuant to the first sentence of subsection (a) of this Article Tenth shall be made to the fullest extent permitted by law.

(e)                                  For purposes of this Article Tenth, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, beneficiaries.

ELEVENTH.                                            A director of the Corporation shall not be liable to the Corporation or, its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended. If the DGCL is amended to authorize further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended DGCL. Any repeal or modification of this article shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

TWELFTH.                                                  To the fullest extent permitted by Section 122(17) of the DGCL, the Corporation, on behalf of itself and its subsidiaries, renounces any interest or expectancy of the Corporation and its subsidiaries in, or in being offered an opportunity to participate in, any business opportunity of any nature or type that is from time to time presented to, or comes to the attention of, any of iStar Financial Inc., Monarch Alternative Capital LP, Stonehill Institutional Partners, L.P., Eaton Vance Management, Bank of America, Davidson Kempner Capital Management LLC, Royal Bank of Scotland, Regiment Capital Advisors, LP, the Van Kampen Funds, Trilogy Capital, LLC or any of their respective officers, directors, agents, stockholders, members, partners, Affiliates and subsidiaries (other than the Corporation and its subsidiaries or any of their directors or officers acting as such (to the extent the business opportunity is brought to such director or officer solely in that capacity)), even if the opportunity is one that the Corporation or its subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so; and no such Person shall be liable to the Corporation or any of its subsidiaries for breach of any fiduciary or other duty, as a director or officer or otherwise, by reason of the fact that such Person pursues or acquires such business opportunity, directs such business opportunity to another Person or fails to present such business opportunity, or information regarding such business opportunity, to the Corporation or its subsidiaries. Any Person purchasing or otherwise acquiring any interest in any shares of stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article. Neither the alteration, amendment or repeal of this Article, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article, shall eliminate or reduce the effect of this Article in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article, would accrue or arise, prior to such alteration, amendment, repeal or adoption.

THIRTEENTH.                             All powers of the Corporation, insofar as the same may be lawfully vested by this Certificate of Incorporation in the Board of Directors of the Corporation, are hereby conferred upon the Board of Directors of the Corporation.

FOURTEENTH.                          The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by statute and in accordance with the provisions hereof, and all rights conferred upon stockholders herein are granted subject to this reservation.

FIFTEENTH.                                         The Corporation elects not to be governed by Section 203 of the DGCL.

*    *    *

IN WITNESS WHEREOF, said WCI Communities, Inc. has caused this Third Amended and Restated Certificate of Incorporation to be duly executed by the undersigned as of the 8th day of June 2012.

WCI COMMUNITIES, INC.
By:	/s/ Vivien Hastings
Name: Vivien Hastings
Title: Senior Vice President and General Counsel